UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 7, 2012

(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Equity LifeStyle Properties, Inc. (the “Company”) hereby reconfirms previously issued guidance for its net income per share (fully diluted) and funds from operations per share (fully diluted) for the year ending December 31, 2012 to be between $1.12 and $1.22 and $4.54 and $4.64, respectively. The Company also reconfirms previously issued preliminary guidance for its net income per share (fully diluted) and funds from operations per share (fully diluted) for the year ending December 31, 2013 to be between $2.45 and $2.65 and $4.90 and $5.10, respectively. The projected 2012 and 2013 per share amounts represent the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome.

Item 7.01	Regulation FD Disclosure.

From time to time, the Company will meet with analysts and investors and present a slide presentation. A copy of this slide presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Included in this slide presentation is a discussion of the Company’s business and certain financial information regarding 2012 and 2013 guidance.

In accordance with General Instruction B.2. of Form 8-K, the information included in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Nor shall the information in this Current Report on Form 8-K be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The Company disclaims any intention or obligation to update or revise this information.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 and 2013 estimated net income and funds from operations;

•	the Company’s ability to manage counterparty risk;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of acquisitions and the Company’s estimates regarding the future performance of acquisitions;

•	unanticipated costs or unforeseen liabilities associated with acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Equity LifeStyle Properties, Inc. owns or has an interest in 382 quality properties in 32 states and British Columbia consisting of 141,077 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1     Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

Date: December 7, 2012	By:	/s/ Paul Seavey
Paul Seavey
Senior Vice President, Chief Financial Officer and Treasurer